Exhibit 99.1
PRESS RELEASE

DRAGON PHARMA ANNOUNCES DATE OF SPECIAL MEETING

Vancouver, Canada – June 28, 2010.  Dragon Pharmaceutical Inc. (“Dragon Pharma” or the “Company” TSX: DDD; OTCBB: DRUG) announced that its Special Meeting of Shareholders will be held on Tuesday, July 20, 2010 at 10:30 a.m., Pacific Time at the Company’s corporate office located at Suite 310, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N9.  Only shareholders of record of as of May 28, 2010 will be entitled to vote upon the proposed Agreement and Plan of Merger by and among Dragon, Chief Respect Limited, a Hong Kong corporation, Datong Investment Inc., a Florida corporation and subsidiary of Chief Respect Limited, and Mr. Yanlin Han, pursuant to which Datong Investment Inc. will merge with and into Dragon and each holder of Dragon shares of common stock, excluding Mr. Han, will receive $0.82 per share.  Notice of the meeting and accompany proxy statement are being mail to shareholder s on June 28, 2010.

Additional Information and Where to Find It
In connection with the proposed merger, the Company has filed with the Securities and Exchange Commission (the “SEC”) a Schedule 13E-3, and a definitive proxy statement for the meeting of stockholders of the Company to be convened to approve the merger.   BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DRAGON’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Stockholders may obtain a free copy of the proxy statement, and other documents filed by us with the SEC, at the SEC's web site at http://www.sec.gov.  Free copies of the proxy statement and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by directing a request to Dragon Pharmaceutical, Inc., 650 West Georgia Street, Suite 310, Vancouver, British Columbia, Canada V6B 4N9 Attention: Maggie Deng, Secretary.  Copies of the proxy statement may also be obtained at our website, www.dragonpharma.com.

About Dragon Pharmaceutical Inc.
Dragon Pharmaceutical, headquartered in Vancouver, Canada, is a leading manufacturer and distributor of a broad line of high-quality antibiotic products including Clavulanic Acid, an API to combine with Amoxicillin to fight resistance, and 7-ACA, a key intermediate to produce cephalosporin antibiotics, and formulated cephalosporin antibiotic drugs. To learn more about Dragon Pharmaceutical Inc., please visit www.dragonpharma.com.

FOR MORE INFORMATION CONTACT:
Dragon Pharmaceutical Inc.
Maggie Deng, Chief Operating Officer or
Karen Huang, Manager, Business Research & Development
Telephone: +1(604)-669-8817 or
North America Toll Free: 1-877-388-3784
Email: ir@dragonpharma.com
Website: http://www.dragonpharma.com